SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party Other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
[ ]  Definitive Proxy Statement               Rule 14a-6(e)(2))

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   PACIFICORP
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[ScottishPower Logo]                  [PacifiCorp Logo]

[Picture omitted.]

Vote for a winning combination

--------------------------------------------------------------------------------
                           Forward-looking statement

     Certain forward-looking statements contained in this brochure are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, information concerning possible or assumed future results of operations of ScottishPower and PacifiCorp, as well as statements preceded by, followed by or that include the words "believes", "expects", "estimates", "intends", "anticipates" or similar expressions. You should understand that certain important factors (in addition to those discussed in this brochure and in the Proxy Statement/Prospectus) could affect the future results of ScottishPower and PacifiCorp and could cause those results to differ materially from those expressed in our forward-looking statements.

                                  Risk factors

     ScottishPower's business is subject to regulation in the U.K., a general description of which is set forth in ScottishPower's Annual Report on Form 20F. It is expected that regulation will continue to have a material bearing on the profitability and investment capability of ScottishPower. ScottishPower's regulated monopoly businesses comprise electricity transmission and distribution in ScottishPower and electricity distribution in Manweb (together representing 44% of the 1999 operating profit) and the water supply and waste water business in Southern Water (representing 33% of ScottishPower's 1999 operating profit). The regulatory price controls relating to these areas of ScottishPower's business for the five year period commencing April 1, 2000 are currently being reviewed by regulatory authorities in the U.K., as well as those relating to supply and generation. ScottishPower believes that it has high standards of operation and customer service. Nevertheless, ScottishPower is unable to judge accurately the outcome of these reviews and there can be no assurance that they will not materially affect profits. It is expected that all the results of these reviews will be known by November 1999.
--------------------------------------------------------------------------------

     For answers to other questions or for more information, please refer to your proxy, or call our proxy solicitor, Innisfree M&A
     Incorporated, toll free at 1.877.750.2689. You may also contact PacifiCorp Shareholder Services at 1.800.233.5453.

Fellow Shareholders:

We recently mailed proxy materials to you regarding our proposed merger with ScottishPower. We hope you will read those materials carefully, as the documents provide important and detailed information about the merger.

This brochure provides a brief overview of the merger and the expected benefits for PacifiCorp and its shareholders.

Under the proposed merger, PacifiCorp and ScottishPower will work to improve operating performance and provide enhanced services to customers with the goal of enhancing shareholder value.

Our board of directors and management team believe this transaction is in the best interest of PacifiCorp and its shareholders. We urge you to sign, date and return the enclosed proxy form today with your vote FOR the proposed merger.

                                       Sincerely,

                                       KEITH R. MCKENNON

                                       Keith R. McKennon
                                       Chairman and Chief Executive Officer
                                       PacifiCorp

[Picture omitted.]

A rewarding future

The combined company, to be called ScottishPower, will have approximately 7 million customers and 23,500 employees worldwide. The headquarters will be in Glasgow, Scotland, with U.S. headquarters in Portland, Oregon.

PacifiCorp will continue to operate as Utah Power and Pacific Power in its retail service territories and will retain a strong corporate presence in Utah.


Vote for:

o    Financial strength

o    Improved operational performance

o    Enhanced customer service

o A new management team with a proven track record of integrating acquisitions, improving operating efficiencies and delivering benefits to shareholders.

Anticipated benefits of a PacifiCorp/ScottishPower combination

o Value for your PacifiCorp shares: Based on stock prices at the time the merger was announced, the implied premium for PacifiCorp shareholders was 26% over the market price of PacifiCorp Common Stock. You particularly should note that the extent of any premium at the time of the merger will depend on the market price of the PacifiCorp Common Stock and ScottishPower Ordinary Shares, which fluctuate on a daily basis.

o ScottishPower has a proven track record of integrating businesses while improving their operating efficiency.

o The merger creates an opportunity to own a stake in a larger, faster-growing and financially stronger company.

o A capable partner, ScottishPower has gained significant experience operating utility businesses in a competitive energy market. This knowledge will aid PacifiCorp as the U.S. energy market undergoes similar changes.

o The combined organization will focus on accelerating PacifiCorp's strategy to improve the performance of its western U.S. electricity business. This renewed focus, together with the application of best practices from both companies, should increase operating efficiencies with the goals of enhancing shareholder value and improving customer service.

o ScottishPower's objective is to play an active role in the economic prosperity of PacifiCorp's service territory.

The transaction

o Under the terms of the agreement, PacifiCorp will become a wholly-owned subsidiary of ScottishPower.

o Each share of PacifiCorp Common Stock will be converted tax free into a right to receive either 0.58 American Depository Shares (ADSs) of ScottishPower or 2.32 ScottishPower Ordinary Shares. (Each ADS represents four ScottishPower Ordinary Shares).

o    Fractional shares will be paid in cash.

o Current PacifiCorp shareholders will own approximately 36% of the combined company.

o Dividends will be paid quarterly and financial reports will be published quarterly. Dividends on ADSs will be paid in U.S. dollars; dividends on ordinary shares will be paid in pounds sterling.

[Picture omitted.]

[Graphic depicting how to mark proxy card omitted.]

Roadmap to completion

Whether or not you plan to attend the annual meeting of shareholders, please complete, sign and date the enclosed proxy form and return it promptly in the enclosed envelope.

PacifiCorp's board of directors recommends that you vote FOR approval of the merger with ScottishPower by signing, dating and returning your proxy card TODAY.

Together, PacifiCorp and ScottishPower have developed a step-by-step plan to gain the approvals necessary for completion of the merger. Proceedings are currently underway before state regulators in PacifiCorp's western U.S. service territory.

PRINCIPAL APPROVALS REQUIRED TO EFFECT THE MERGER INCLUDE:

o    Shareholders of PacifiCorp and ScottishPower

o    U.S. Federal Energy Regulatory Commission

o    Regulatory commissions in certain of the states served by PacifiCorp

The merger already received clearance under the Hart-Scott-Rodino Antitrust Improvements Act and from U.K. and Australian regulatory authorities. Securities and Exchange Commission approval of the transaction is not required. PacifiCorp and ScottishPower anticipate the transaction will close later in the year.

About PacifiCorp

PacifiCorp serves 1.5 million electricity customers in Oregon, Utah, Wyoming, Washington, Idaho and California. The company also serves 560,000 electricity customers in the Australian states of Victoria and New South Wales.

PACIFICORP IS WELL POSITIONED IN THE WESTERN U.S.:

o    8,445 megawatts of low-cost thermal and hydroelectric generation

o    One of the nation's most extensive transmission networks

o    More than 85 years of experience in the energy business

o The largest investor-owned wholesale bulk power marketer in the West, selling power to more than 60 utilities.

[Map of western United States showing Retail Service Territory, Coal Mines and
 Major Power Plants omitted.]

Who is ScottishPower?

ScottishPower is a leading multi-utility business in the United Kingdom and one of the 25 largest investor-owned electrical utilities in the world.

The company serves approximately 5.5 million homes -- about 1 in 5 British households in three geographic areas across Scotland, England and Wales -- with electricity, gas, water or telecommunications services. ScottishPower and its subsidiaries Manweb, Southern Water and ScottishTelecom comprise one of the largest industrial groups in the United Kingdom.


[Map of United Kingdom omitted.]


SCOTTISH BUSINESSES

In Scotland, ScottishPower generates, transmits, distributes and supplies electricity to 1.8 million customers.


MANWEB

A regional electricity company based in northwest England and north Wales. It distributes and supplies electricity to 1.3 million customers.


SOUTHERN WATER

Provides water supply services to 2.2 million people within its franchise territory located in the southeast of England. The company also provides wastewater treatment for 4 million people.


SCOTTISHTELECOM

Provides a wide portfolio of telecommunications and Internet services across the U.K.

Questions and Answers


Why am I being requested to vote?

As a shareholder of PacifiCorp, you are being asked to approve a merger agreement in which PacifiCorp will become an indirect, wholly-owned subsidiary of ScottishPower. PacifiCorp will retain its current name in its service territories and its headquarters will remain in Portland.


What will I receive in the merger?

Following the merger, each share of PacifiCorp Common Stock will be converted into a right to receive either 0.58 American Depository Shares (ADSs) of ScottishPower or 2.32 ScottishPower Ordinary Shares. (Each ADS represents four ScottishPower Ordinary Shares). Fractional shares will be bought by ScottishPower in cash (U.S. Dollars).


What value does this equate to for my shares of PacifiCorp Common Stock?

The number of shares you receive in the merger is fixed. However, the value you receive will fluctuate based on changes in the market price of ScottishPower stock until the completion date of the merger.


What is a ScottishPower ADS?

An ADS (which stands for American Depository Share) is a negotiable receipt for stock in a foreign company. An ADS allows U.S. investors to buy and sell shares in overseas companies without trading in foreign markets. ScottishPower ADSs are quoted and traded on the New York Stock Exchange in U.S. dollars and dividends are paid in U.S. dollars. Each ScottishPower ADS represents ownership of four ScottishPower Ordinary Shares.


What is a ScottishPower Ordinary Share?

ScottishPower issues Ordinary Shares, which are the equivalent of Common Stock for a U.S. company. ScottishPower Ordinary Shares are traded and quoted on the London Stock Exchange in pounds sterling and dividends are paid in pounds sterling.

How and when are dividends paid on the ScottishPower ADSs?

ScottishPower currently pays dividends twice a year. When the merger is complete, ScottishPower will move to quarterly payments, which are expected to be made in February, May, August and November of each year. Dividends on ScottishPower ADSs will be paid in U.S. dollars and dividends on ScottishPower Ordinary Shares will be paid in pounds sterling.


What will be the dividend level for the combined company?

ScottishPower's dividends for the fiscal year ended March 31, 1999, were 22.5 pence per Ordinary Share. This is equal to $0.84 for every 0.58 of a ScottishPower ADS, which is equal to a converted share of PacifiCorp Common Stock. ScottishPower is committed to its stated aim of achieving 7-8% real dividend growth annually until the U.K. regulatory reviews which take effect from April 1, 2000, while maintaining a prudent level of dividend cover. It is ScottishPower's current aim to deliver real dividend growth thereafter and this will be re-examined once the outcome of these regulatory reviews is known.


Should I vote in favor of the merger between PacifiCorp and ScottishPower?

Your board of directors has determined that the merger is in the best interests of PacifiCorp and its shareholders, and recommends that you vote in favor of the merger.


What do I do now?

We urge you to vote FOR, sign and date the proxy card and return it in the enclosed postage-paid envelope today. Please retain your share certificate.

                         Vote for a winning combination

Remember to sign, date and return the enclosed proxy card TODAY.

Thank you for your support.

Important contact information: If you have any questions, or need further assistance, please call our proxy solicitor, Innisfree M&A Incorporated, toll free at 1.877.750.2689.

                                   [PacifiCorp Logo]

                                   CORPORATE HEADQUARTERS:

                                     825 N.E. Multnomah Blvd.
                                     Portland, OR 97232-4116
                                     Phone: 503.813.5000

                                   SHAREHOLDER SERVICES:

                                     PacifiCorp Shareholder Services
                                     P.O. Box 14740
                                     Portland, OR 97293-0740
                                     Phone: 1.800.233.5453